EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                         Percentage         Jurisdiction  or
Subsidiaries  (a)      of  Ownership     State  of  Incorporation
-----------------      -------------     ------------------------

B & L Bank                 100%             United  States

B & L Mortgage, Inc.       100%             Missouri

(a) The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.


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